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                                                                      EXHIBIT 1e

                             ARTICLES SUPPLEMENTARY
                                       OF
                  MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC.


                  MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland and registered as an open-end investment company under the Investment Company Act of 1940, as amended (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Pursuant to Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has increased the total number of authorized shares of capital stock of the Corporation from Two Billion (2,000,000,000) shares, of the par value of One Mill ($.001), to Three Billion (3,000,000,000) shares, of the par value of One Mill ($.001), and has classified Nine Hundred Million (900,000,000) of such newly authorized, unissued and unclassified shares as Class A Common Stock and One Hundred Million (100,000,000) of such shares as Class B Common Stock, all pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on June 21, 1988.

                           RESOLVED, that pursuant to Article VI of the Articles
                  of Incorporation of the Corporation ("Articles of Incorporation"), the total number of authorized shares of capital stock of the Corporation be increased to Three Billion (3,000,000,000) shares, of the par value of One Mill ($.001), per share, and of the aggregate par value of Three Million Dollars ($3,000,000);
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                           FURTHER RESOLVED, that Nine Hundred Million
                  (900,000,000) of the Corporation's newly authorized, unissued and unclassified shares of capital stock, of the par value of One Mill ($.001) per share and of the aggregate par value of Nine Hundred Thousand ($900,000) be, and hereby are, classified and designated as Class A Common Stock, for a total of 2.3 Billion (2,300,000,000) shares of Class A Common Stock with an aggregate par value of 2.3 Million Dollars ($2,300,000);

                           FURTHER RESOLVED, that One Hundred Million
                  (100,000,000) of the Corporation's newly authorized, unissued and unclassified shares of capital stock, of the par value of One Mill ($.001) per share and of the aggregate par value of One Hundred Thousand Dollars ($100,000) be, and hereby are, classified and designated as Class B Common Stock, for a total of One Hundred Million (100,000,000) shares of Class B Common Stock;

                           FURTHER RESOLVED, that each share of Class A Common
                  Stock and Class B Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are set forth in the Articles of Incorporation of the Corporation with respect to its shares of capital stock.

                  SECOND: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified Ten Million (10,000,000) shares of the Corporation's newly authorized and unissued Class B Common Stock, of the par value of One Mill ($.001) per share, as Class B Common Stock - Special Series 1, of the par value of One Mill ($.001) per share, pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on June 21, 1988:

                           RESOLVED, that pursuant to Article VI of the Articles
                  of Incorporation of the Corporation Ten Million (10,000,000) newly authorized and unissued shares of Class B Common Stock of the Corporation, of


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                  the par value of one Mill ($.001) per share and of the
                  aggregate par value of Ten Thousand Dollars ($10,000) be, and hereby are, divided into and classified as a separate series of said Class to be known as Class B Common Stock - Special Series 1 for a total of Ten Million (10,000,000) shares of such stock;

                           FURTHER RESOLVED, that all consideration received by
                  the Corporation for the issue or sale of shares of Class B Common Stock - Special Series 1 shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as Class B Common Stock (irrespective of whether said shares have been designated as a Special Series of said Class and, if so designated as a Special Series, irrespective of the particular Series designation), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to the shares of Class B Common Stock - Special Series 1 or such other shares by the Board of Directors in accordance with the Articles of Incorporation, and each share of Class B Common Stock-Special Series 1 shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                           FURTHER RESOLVED, that each such share of Class B
                  Common Stock - Special Series 1 shall be charged equally with each other share now or hereafter designated as Class B Common Stock (irrespective of whether said share has been designated a part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) with the expenses and liabilities of the Corporation in respect of shares of Class B Common Stock - Special Series 1 or such other shares and in respect of any general expenses and liabilities of the Corporation allocated to shares of Class B Common Stock - Special Series 1 or such other shares in accordance with the Articles of Incorporation, except that:

                                    (a) shares of Class B Common Stock - Special
                           Series 1 shall bear the expenses and liabilities of payments to institutions under any agreements


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                           entered into by or on behalf of the Corporation which
                           provide for services by the institutions to their customers who beneficially own such shares but do not provide for services to any beneficial owners of shares of capital stock of the Corporation other than shares of Class B Common Stock, Special Series 1; and

                                    (b) shares of Class B Common Stock - Special
                           Series 1 shall not bear the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions to their customers who beneficially own shares of capital stock of the Corporation other than shares of Class B Common Stock-Special Series 1 but do not provide for services to any beneficial owners of shares of Class B Common Stock - Special Series 1;

                           FURTHER RESOLVED, that each share of Class B Common
                  Stock - Special Series 1 shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share now or hereafter designated as Class B Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as part of a Special Series, irrespective of the particular Series designation), except that:

                                    (a) on any matter that pertains to the
                           agreements or expenses and liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class B Common Stock-Special Series 1 shall be entitled to vote, except that: (1) if said matter affects shares of capital stock of the Corporation other than shares of Class B Common Stock - Special Series 1, such other affected shares of capital stock shall also be entitled to vote, and in such case shares of Class B Common Stock - Special Series 1 shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if said matter does not affect shares of


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                           Class B Common Stock - Special Series 1, said shares
                           shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock of the Corporation other than shares of Class B Common Stock
                           - Special Series 1; and

                                    (b) on any matter that pertains to the
                           agreements or expenses and liabilities described in clause (b) of the immediately preceding resolution (or any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, shares of Class B Common Stock - Special Series 1 shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Directors of the Corporation, and except that if said matter effects shares of Class B Common Stock - Special Series 1 such shares shall be entitled to vote, and in such case shares of Class B Common Stock - Special Series 1 shall be voted in the aggregate together with all other shares of capital stock of the Corporation voting on the matter and not by class or series except where otherwise required by law or permitted by the Board of Directors.

                  THIRD: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified Ten Million (10,000,000) shares of the Corporation's newly authorized and unissued Class B Common Stock, of the par value of One Mill ($.001) per share, as Class B Common Stock - Special Series 2, of the par value of One Mill ($.001) per share, pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on June 21, 1988:

                           RESOLVED, that pursuant to Article VI of the Articles
                  of Incorporation of the Corporation Ten Million (10,000,000) newly authorized and unissued shares of Class B Common Stock, of the par value of One Mill ($.001) per share and of the aggregate par value


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                  of 10 Thousand Dollars ($10,000) be, and hereby are, divided into and classified as a separate series of said Class to be known as Class B Common Stock-Special Series 2 for a total of Ten Million (10,000,000) shares of such stock;

                           FURTHER RESOLVED, that all consideration received by
                  the Corporation for the issue or sale of shares of Class B Common Stock - Special Series 2 shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as Class B Common Stock (irrespective of whether said shares have been designated as a Special Series of said Class and, if so designated as a Special Series, irrespective of the particular Series designation), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to the shares of Class B Common Stock - Special Series 2 or such other shares by the Board of Directors in accordance with the Articles of Incorporation, and each share of Class B Common Stock-Special Series 2 shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                           FURTHER RESOLVED, that each share of Class B Common
                  Stock - Special Series 2 shall be charged equally with each other share now or hereafter designated as Class B Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated a part of a Special Series, irrespective of the particular Series designation) with the expenses and liabilities of the Corporation in respect of shares of Class B Common Stock - Special Series 2 or such other shares and in respect of any general expenses and liabilities of the Corporation allocated to shares of Class B Common Stock - Special Series 2 or such other shares in accordance with the Articles of Incorporation, except that:

                                    (a) shares of Class B Common Stock - Special
                           Series 2 shall bear the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation


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                           which provide for services by the institutions to
                           their customers who beneficially own such shares but do not provide for services to any beneficial owners of shares of capital stock of the Corporation other than shares of Class B Common Stock - Special Series 2; and

                                    (b) shares of Class B Common Stock - Special
                           Series 2 shall not bear the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions to their customers who beneficially own shares of capital stock of the Corporation other than shares of Class B Common Stock-Special Series 2 but do not provide for services to any beneficial owners of shares of Class B Common Stock - Special Series 2;

                  FURTHER RESOLVED, that each share of Class B Common Stock - Special Series 2 shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share now or hereafter designated as Class B Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as part of a Special Series, irrespective of the particular Series designation), except that:

                                    (a) on any matter that pertains to the
                           agreements or expenses and liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class B Common Stock-Special Series 2 shall be entitled to vote, except that: (i) if said matter affects shares of capital stock of the Corporation other than shares of Class B Common Stock - Special Series 2, such other affected shares of capital stock shall also be entitled to vote, and in such case shares of Class B Common Stock - Special Series 2 shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if said matter does not affect shares of Class A Common Stock - Special Series 2, said shares shall not be entitled to vote (except where


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                           otherwise required by law or permitted by the Board
                           of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock of the Corporation other than shares of Class B Common Stock - Special Series 2; and

                                    (b) on any matter that pertains to the
                           agreements or expenses and liabilities described in clause (b) of the immediately preceding resolution (or any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, shares of Class B Common Stock - Special Series 2 shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Directors of the Corporation, and except that if said matter affects shares of Class B Common Stock - Special Series 2 such shares shall be entitled to vote, and in such case shares of Class B Common Stock - Special Series 2 shall be voted in the aggregate together with all other shares of capital stock of the Corporation voting on the matter and not by class or series except where otherwise required by law or permitted by the Board of Directors.

                  FOURTH: The shares of Common Stock of the Corporation classified and reclassified pursuant to the resolutions set forth herein have been classified and reclassified by the Board of Directors under the authority contained in the Corporation's Articles of Incorporation.


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                  IN WITNESS WHEREOF, MUNICIPAL FUND FOR CALIFORNIA INVESTORS,
INC., has caused these presents to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested by its Secretary on this 26th day, of July, 1988.

[CORPORATE SEAL]                    MUNICIPAL FUND FOR
                                    CALIFORNIA INVESTORS, INC.


                                    By: /s/ Edward J. Roach
                                        Edward J. Roach
                                        Vice President

Attest:



 /s/ Morgan R. Jones
Morgan R. Jones, Secretary


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                                   CERTIFICATE

                  THE UNDERSIGNED, Vice President of MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

                                               /s/ Edward J. Roach
                                              Edward J. Roach
                                              Vice President



Dated: July 26, 1988


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